Exhibit 4iii
CONTRACT BENEFIT DATA

Contract Number:  [99-9999999]
Annuitant:  [John Doe]
Age Nearest Birthday:  [65]
Sex:  [Male]

Secondary Life:  [Jane Doe]
Age Nearest Birthday:  [62]
Sex:  [Female]

Rider Date:  {February 1, 2006]

Initial Access Period:  [15 Years]

Initial Assumed Investment Return:  [3.00%]

Periodic Income Commencement Date:  [February 1, 2006]

Initial Periodic Income Payment Mode:  [Monthly]

Initial Periodic Income Payment:  [$411.26]

Initial Guaranteed Income Benefit:  [$205.63]

Death Benefit Option:  [Account Value Death Benefit]

[VAPOR Rider Charge:  0.40%]]

Mortality and Expense Risk Charge and Administrative Charge

During Access Period

[Account Value Death Benefit without Guaranteed Income Benefit:  [1.65%]]
[Account Value Death Benefit with Guaranteed Income Benefit:  [2.15%]]

[Guarantee of Principal Death Benefit without Guaranteed Income Benefit:  [1.70%]]
[Guarantee of Principal Death Benefit with Guaranteed Income Benefit:  [2.20%]]

[Enhanced Guaranteed Minimum Death Benefit without Guaranteed Income Benefit:  [1.95%]]
[Enhanced Guaranteed Minimum Death Benefit with Guaranteed Income Benefit:  [2.45%]]

After Access Period

[Account Value Death Benefit without Guaranteed Income Benefit:  [1.65%]]
[Account Value Death Benefit with Guaranteed Income Benefit:  [2.15%]]

[Guarantee of Principal Death Benefit without Guaranteed Income Benefit:  [1.65%]]
[Guarantee of Principal Death Benefit with Guaranteed Income Benefit:  [2.15%]]

[Enhanced Guaranteed Minimum Death Benefit without Guaranteed Income Benefit:  1.65%]]
[Enhanced Guaranteed Minimum Death Benefit with Guaranteed Income Benefit:  [2.15%]]

CBD(8-10)